EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Form S-1 registration statement of Three Forks, Inc. our report dated October 25, 2013 on our audit of the financial statements of Three Forks, Inc. as of December 31, 2012 and 2011 and the related statement of operations, stockholders' equity (deficit) and cash flow for the year then ended and for the period from inception (March 28, 2012) to December 31, 2012, and the reference to us under the caption "Experts".


/s/ BF Borgers, CPA, PC




B F BORGERS, CPA, PC
Denver, CO
November 8, 2013